UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  November 28, 2006


                            MONARCH SERVICES, INC.
                            ----------------------
           (Exact name of registrant as specified in its charter)


      Maryland                          000-08512               52-1073628
      --------                          ---------               ----------
(State or other jurisdiction      (Commission file number)    (IRS Employer
of incorporation or organization)                          Identification No.)


                   4517 Harford Road, Baltimore, Maryland 21214
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                (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:  (410) 254-9200
                                                          --------------

                                      N/A
                                      ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







Item 1.01   Entry into a Material Definitive Agreement.

The information called for by this Item 1.01 is incorporated herein by reference to Item 2.01 of this report.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On November 28, 2006, TNK, Inc., f/k/a Girl's Life, Inc. ("Seller"), a wholly-owned subsidiary of Monarch Services, Inc. (the "Registrant"), entered into a Modification Agreement with Girls Life Acquisition Corporation (the "Buyer"). The Modification Agreement, among other things, amends the Asset Purchase Agreement dated August 18, 2006 by an among the Buyer, the Seller and Registrant, pursuant to which the Seller sold the assets owned by Seller used in connection with the business of publishing, promoting and distributing Girls' Life magazine (the "Magazine") to the Buyer. The Buyer is owned by Karen Bokram, the CEO of the Buyer who has run the Seller's business since the Magazine's inception.

The purchase price for the assets was $900,000 plus the assumption of certain liabilities of the Seller, which totaled approximately $500,000. The $900,000 was paid by the delivery of a promissory note to the Seller (the "Note"), which provided for the accrual of interest at a rate of six percent (6%) per annum and had a maturity date of November 16, 2006. The Note is secured by a pledge of 100% of the capital stock of the Buyer pursuant to a Pledge Agreement between the Karen Bokram and the Seller (the "Pledge Agreement").

The Modification Agreement extends the maturity date for payment of the Note for nine months, provided that the Buyer paid to Seller $300,000 of the principal amount of the Note and accrued unpaid interest on the Note owed as of the date of the Modification Agreement. The remaining $600,000 balance under the Note, and all accrued and unpaid interest, becomes due on August 16, 2007. Pursuant to the Modification Agreement, the Buyer also executed a Security Agreement granting to the Seller a security interest in the Seller's assets and Karen Bokram executed a Guaranty Agreement personally guaranteeing payment of the Note.

In connection with the Modification Agreement, the Seller also entered into a Subordination Agreement with M&T Bank, which has made a business loan to the Buyer, pursuant to which the Seller agreed to subordinate its rights under the Note, Pledge Agreement, Security Agreement and Guaranty Agreement until August 16, 2007. Additionally, in the event the Buyer is in default under the bank loan and under the Note, the Seller agreed to refrain from pursuing its default remedies for a period of 180 days after receiving notice from the bank of such default.



                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         MONARCH SERVICES, INC.


Date: December 4, 2006                   By: /s/Jackson Y. Dott
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                                             Jackson Y. Dott
                                             President and CEO